EXHIBIT 10.28

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Amendment”) is made and entered into as of October, 26, 2011 by and between 1200 Enterprises LLC (“Lessor”), Superconductor Technologies, Inc., a Delaware corporation, (“Lessee”) and Arthrex, Inc., a Delaware corporation (“Sublessee”) and amends that Standard Industrial/Commercial Multi-Tenant Lease-Net between Lessor and Lessee dated June 1, 2001, as subsequently amended (the “Lease”), for approximately 70,538 square feet of space in the building located at 460 Ward Drive, Santa Barbara, CA 93111 (the “Premises”) a site plan for which is attached hereto as Exhibit C.

A. Concurrent with the execution of this Amendment, Lessee is subleasing a portion of the Premises consisting of approximately 26,071 square feet (the “Sublet Premises”) to Sublessee pursuant to that certain Standard Sublease Multi-Tenant between Lessee and Sublessee of even date herewith (the “Sublease”);

B. The Expiration Date of the Lease is November 30, 2016. In connection with the Sublease, Lessor has agreed to amend the Lease to grant (i) Sublessee an option to extend the Lease for two additional sixty month terms in accordance with the term and conditions set forth herein, and (ii) Lessee a conditional option to extend the Lease for just Suite F consisting of approximately 13,437 square feet (“Suite F”) for two additional sixty month terms which Suite F option will only be valid if Sublessee does not exercise its option to extend.

NOW, THEREFORE, the parties hereto hereby agree that the Lease shall be amended as set forth below. Capitalized terms not otherwise defined herein shall have the same meanings assigned to such terms in the Lease.

1. Paragraph 50 shall be deleted in its entirety and replaced with the following:

Paragraph 50.

A. Sublessee’s Options to Extend.

Subject to the other terms and conditions set forth herein, Lessor hereby grants an option to Sublessee to extend the Lease for two sixty (60) month periods (the “Options”) commencing when the current term expires upon each and all of the following terms and conditions:

(i) In order to exercise the Options, Sublessee must give written notice of such election to Master Lessor and Master Lessor must receive the same at least six (6) but no more than nine (9) months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an Option is not given and/or received, such Option shall automatically expire. The Options may only be exercised consecutively.

(ii) The provisions of paragraph 39, including those relating to a Default set forth in paragraph 39.4 of this Lease (except to the extent Lessee is in Default and Sublessee assumes the Lease pursuant to the Non-Disturbance Agreement between Landlord and Sublessee of even date herewith), are conditions of the Options.

(iii) During the Option periods Sublessee shall be bound by and perform all of the obligations of Lessee under the Lease and all of the terms and conditions of the Lease shall apply.

(iv) The Options are personal to the Sublessee or its permitted assignees, and cannot be assigned or exercised by anyone other than said Sublessee and only while Sublessee or its permitted assignee is in full possession of the Premises under the Lease, or with respect to the first Option, intends to take full possession thereof.

(v) As a condition to exercising the Options, Sublessee must provide Lessee with an option to sublease Suite F from Sublessee for a term concurrent with Sublessee’s extended term at a price per square foot equal to what Sublessee must pay for the entire Premises. Sublessee shall be required to give Lessee notice that Sublessee is exercising Sublessee’s Option within 10 days of the date it exercises such Option. Lessee shall then have thirty (30) days to exercise its option to sublease Suite F by providing written notice to both Sublessee and Lessor of such decision along with three executed originals of the Suite F sublease attached hereto as Exhibit A (the “Suite F Sublease”), and returning them to Sublessee. Sublessee shall then countersign the Suite F Subleases and send them to Lessor who shall sign them, provided all conditions of the Options have been met, and return one original to both the Lessee and Sublessee.

(vi) The monthly rent for each month of the Option period shall be calculated as follows, using the methods indicated below:

I. Cost of Living Adjustments (COLA)

On December 1, 2017, 2018, 2019, 2020, 2022, 2023, 2024, and 2025 the Base Rent shall be increased by the change, if any, from the base month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for CPI U (All Urban Consumers), for Los Angeles,-Anaheim-Riverside, All items (1982-1984 = 100), herein referred to as “CPI”.

The CPI increase shall be calculated as follows: the then current Base Rent under the Lease, shall be multiplied by a fraction the numerator of which shall be the CPI for September 2016 and the denominator of which shall be the CPI for September for the year in which the adjustment is to be made. The sum so calculated shall constitute the monthly rent hereunder; provided, however, in no event shall the increase be less than three percent (3%) or more than six percent (6%). of the Base Rent payable for the month immediately preceding the rent adjustment.

In the event the compilation and/or publication of the CPI shall be transformed to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the Parties. The cost of said Arbitration shall be paid equally by the Parties.

II. Market Rental Value Adjustments.

The monthly Base Rent shall be adjusted to the “Market Rental Value” for the Premises on December 1, 2016 and 2021 as follows:

Four months prior to each Market Rental Value (“MRV”) Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached within thirty days, then:

(a) Lessor and Sublessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

(b) Both Lessor and Sublessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i) Within 15 days thereafter, Lessor and Sublessee shall each select a broker of their choice to act as an arbitrator but such broker must have worked as a commercial leasing agent in Santa Barbara for at least the 10 previous years. The two arbitrators so appointed shall immediately select a third mutually acceptable neutral broker to act as a third arbitrator.

(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor or Sublessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decisions shall be binding on the Parties.

(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e., the one that is NOT the closest to the actual MRV.

Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the MRV rent adjustment.

Upon the establishment of each New Market Rental Value:

(i) The new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments and

(ii) The first month of each Market Rental Value term shall become the new “Base Month” for the purpose of calculating any further Adjustments.

B. Lessee’s Contingent Options to Extend.

Subject to the other terms and conditions set forth herein, Lessor hereby grants an option to Lessee to extend the Lease, but only with respect to Suite F, for two sixty (60) month periods (the “Suite F Options”) commencing when the current term expires; provided, however that such Suite F Options are contingent upon Sublessee not exercising its Options as provided in subsection A (i) above. The Suite F Options shall be null and void if Sublessee exercises its Options. However, if Sublessee does not exercise its Options in a timely manner, Lessee may exercise the Suite F Options upon each and all of the following terms and conditions:

(i) In order to exercise the Suite F Options, Lessee must give written notice of such election to Lessor, and Lessor must receive the same, within thirty (30) days of the date that Lessee receives notice that Sublessee is not exercising its Option, time being of the essence. If proper notification of the exercise of the Suite F Option is not given and/or received, such Suite F Option shall automatically expire. The Suite F Options may only be exercised consecutively.

(ii) The provisions of paragraph 39, including those relating to a Default set forth in paragraph 39.4 of this Lease are conditions of the Suite F Options.

(iii) During the Suite F Option periods Lessee shall be bound by and perform all of its obligations under the Lease except the Premises will be limited to and defined as Suite F which consists of approximately 13,437 square feet of space and all of the terms and conditions of the Lease shall apply. Lessee shall pay its pro-rata share of all Common Area Operating Expenses accordingly.

(iv) The Suite F Options are personal to the Lessee or its permitted assignees, and cannot be assigned or exercised by anyone other than said Lessee and only while Lessee or its permitted assignee is in full possession of Suite F.

(v) The monthly rent for each month of the Suite F Option periods shall be calculated as follows, using the methods indicated below:

I. Cost of Living Adjustments (COLA)

On December 1, 2017, 2018, 2019, 2020, 2022, 2023, 2024, and 2025 the Base Rent shall be increased by the change, if any, from the base month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for CPI U (All Urban Consumers), for Los Angeles,-Anaheim-Riverside, All items (1982-1984 = 100), herein referred to as “CPI”.

The CPI increase shall be calculated as follows: the then current Base Rent under the Lease shall be multiplied by a fraction the numerator of which shall be the CPI for September 2016 and the denominator of which shall be the CPI for September for the year in which the adjustment is to be made. The sum so calculated shall constitute the monthly rent hereunder; provided, however, in no event shall the increase be less than three percent (3%) or more than six percent (6%). of the Base Rent payable for the month immediately preceding the rent adjustment.

In the event the compilation and/or publication of the CPI shall be transformed to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the Parties. The cost of said Arbitration shall be paid equally by the Parties.

II. Market Rental Value Adjustments.

The monthly Base Rent shall be adjusted to the “Market Rental Value” for Suite F on December 1, 2016 and 2021 as follows:

Four months prior to each Market Rental Value (“MRV”) Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached within thirty days, then:

(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i) Within 15 days thereafter, Lessor and Lessee shall each select a broker of their choice to act as an arbitrator but such broker must have worked as a commercial leasing agent in Santa Barbara for at least the 10 previous years. The two arbitrators so appointed shall immediately select a third mutually acceptable neutral broker to act as a third arbitrator.

(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decisions shall be binding on the Parties.

(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e., the one that is NOT the closest to the actual MRV.

Notwithstanding the foregoing, the new MRV shall not be less than the rent allocable to Suite F which is payable for the month immediately preceding the MRV rent adjustment.

Upon the establishment of each New Market Rental Value:

(i) The new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments and

(ii) The first month of each Market Rental Value term shall become the new “Base Month” for the purpose of calculating any further Adjustments.

2. SECURITY DEPOSIT. As a condition to exercising the first Option, Sublessee shall be required to deposit with Lessor an amount equal to the Base Rent and Lessee’s estimated share of Common Area Operating Expenses for the coming year multiplied by five (5) as security for the faithful performance of the obligations of Sublessee under the Lease (the “Security Deposit”). The Security Deposit shall not bear interest and Lessor shall not be required to keep the Security Deposit separate from its general funds. If there is a Default under the Lease, Lessor shall have the right but not the obligation to apply the Security Deposit to pay any costs or expenses associated therewith, and if Lessor does so apply the Security Deposit, Lessee shall, upon demand, immediately deposit with Lessor an amount equal to the amount so applied. However, if Sublessee shall have fully performed all of its obligations under the Lease and no Default shall have occurred under the Lease, then on December 1st 2017, 2018, 2019 and 2020, one fifth (1/5th) of the Security Deposit shall be returned to Lessee on such dates as a rent credit to be applied against the Base Rent due that month. The remaining one fifth shall be returned to Sublessee within 30 days of the Lease expiration less any deductions made by Lessor. The Security Deposit may not be used as payment of the last month’s Base Rent.

3. SUBLESSEE’S RIGHT TO ASSIGN. Notwithstanding anything in the Lease to the contrary, but subject to Sections 12.2 (a), (d) and (f) and 12.3 of the Lease, once Sublessee has exercised the Option, Sublessee may assign the Lease or sublet all or any portion of the Premises to an affiliated entity (a “Permitted Transferee”) without obtaining Lessor’s consent (a “Permitted Transfer”) provided the new assignee or sublessee uses the Premises in a manner that is authorized under the Lease. In such case, Sublessee shall deliver to Lessor written notice of such assignment or sublease and copies of the documentation related thereto, along with an executed assignment and assumption agreement in the case of an assignment, within ten (10) days of the date of such assignment or subletting. For purposes of this Sublease, an “affiliated entity” shall mean an entity that is wholly-owned or controlled by Arthrex, Inc.

4. RELEASE OF LESSEE. In the event that Sublessee exercises the first Option to Extend, Lessee shall be relieved of any and all liability for claims first arising under the Lease after the commencement of the extension term.

5. PERFORMANCE BY LESSOR. Lessee represents and warrants that Lessor has completed any construction, build-out, improvements, alterations, or additions to the Premises required under the Lease. As of the date on which this Amendment, there are no defaults by the Lessor under the Lease or events which with notice or the passage of time or both would constitute a default by the Lessor in the performance of any of its obligations under the terms of the Lease.

6. NON-DISTURBANCE AGREEMENT. Concurrent with the execution of this Amendment, Lessor, Lessee and Sublessee shall enter into Non-Disturbance, Recognition and Attornment Agreement a form of which is attached hereto as Exhibit B.

7. COMMISSION. Lessor shall pay Pacifica Commercial Realty a commission of two percent (2%) of the Base Rent consideration to be paid by Sublessee during the first five year Option period which commission shall be payable if and when Sublessee or its Permitted Transferee has occupied the Premises, paid Rent for the first month of the Option period and deposited the required security deposit.

8. LEGAL FEES. Upon execution of this Amendment, Lessee and Sublessee shall reimburse Lessor for its reasonable legal fees incurred in connection with these transactions with each paying one half of such fees.

9. OTHER TERMS STILL IN EFFECT. All other terms and conditions of the Lease not expressly modified or amended herein shall remain in full force and effect. In the event of conflict between the terms and conditions of this Amendment and the terms and conditions of the Lease, the terms and conditions of this Amendment shall prevail and control.

IN WITNESS WHEREOF, there undersigned have executed this Amendment and caused it to be effective as of the date and year first written above.

LESSOR		LESSEE:

1200 ENTERPRISES LLC		SUPERCONDUCTOR TECHNOLOGIES, INC., a Delaware corporation,

By:	/s/ Carol Vernon	By:	/s/ Robert L Johnson
Carol Vernon, President/Manager		Robert L Johnson, Senior Vice President of Operations

SUBLESSEE

ARTHREX, INC., a Delaware corporation

By:	/s/ R Scott Price
Name:	R. Scott Price
Title:	VP